EXHIBIT 10.116

                        SIEMENS MAINTENANCE SERVICES, LLC
                         SUBCONTRACT No. 7600-05-C-0002

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CONTRACTOR                                                          SUBCONTRACTOR
HI ENERGY TECHNOLOGIES, Inc.                                        SIEMENS MAINTENANCE SERVICES, LLC
1601 B Alton Parkway                                                250 East Arapaho Road
Irvine, Ca 92606                                                    Suite 175
                                                                    Richardson, Texas 75081

DESIGNATED REPRESENTATIVE:  Dr. Bogdan C. Maglich
PHONE:  949.757.0855       FAX: 949.757.1477                        DESIGNATED REPRESENTATIVE: Jim Constantinos
                                                                    PHONE :(972) 238-6806       FAX: 972-238-6898
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                                SUBCONTRACT TERMS
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ARTICLE 1: ENGAGEMENT:

1.1 CONTRACTOR hereby engages and SUBCONTRACTOR hereby accepts the engagement to perform and provide the Work set forth in Exhibit A hereof and incorporated herein, in connection with any project and in accordance with the terms and conditions of this SUBCONTRACT. ("CONTRACTOR is defined to include affiliates, subsidiaries, partners, joint ventures, licensees, distributors")

1.2 SUBCONTRACTOR shall perform the Work as an independent company in the manner and means of performing the Work as reasonably required from time to time by CONTRACTOR and otherwise in accordance with the requirements of this SUBCONTRACT. This SUBCONTRACT is not intended, and shall not be construed to create, between CONTRACTOR and SUBCONTRACTOR, the relationship of principal and agent, joint ventures, co-partners or any other such relationship, the existence of which is hereby expressly denied. No employee or agent engaged by SUBCONTRACTOR shall be, or shall be deemed to be, an employee or agent of CONTRACTOR.

1.3 This SUBCONTRACT shall be construed and governed by the laws of the State of Texas. SUBCONTRACTOR represents that it is duly authorized to do business in all locations where the Work is to be performed.

1.4 The parties hereby agree that SUBCONTRACTOR shall be the Exclusive Service Provider to the CONTRACTOR for the CONTRACTORS Equipment. The foregoing sentence notwithstanding, nothing herein shall preclude CONTRACTOR from performing the same or similar services with its own employees. "CONTRACTOR Equipment" is defined as Hi-Energy, Inc. products. SUBCONTRACTORS services include, but are not limited to, installation, repair and maintenance. In the event SUBCONTRACTOR cannot or does not meet a specific service/maintenance requirement and CONTRACTOR must either self perform or dispatch a third party, CONTRACTOR agrees to notify SUBCONTRACTOR, in writing, so that SUBCONTRACTOR can take the proper steps to rectify the situation in order to perform said services/maintenance in the future. The "Exclusive Service Provider" status of the SUBCONTRACTOR in relation to the CONTRACTOR shall continue to be applicable to any future CONTRACTOR or SUBCONTRACTOR name changes and/or recognition of CONTRACTOR or SUBCONTRACTOR successor(s) in interest.

1.5 Type of Contract: Time and Material

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ARTICLE 2: TERM OF PERFORMANCE:

2.1 The term of this SUBCONTRACT will commence on the date this SUBCONTRACT is bi-laterally signed and continue until one year after the date of the original bi-lateral signatures. This SUBCONTRACT shall automatically renew for successive one (1) year periods beginning on the anniversary date of the original term as set forth. However, either party may terminate or amend this SUBCONTRACT by giving the other party at least thirty (30) days prior written notice of such amendments or intent not to renew. Any amendment pursuant to the foregoing shall be deemed accepted only upon the written SUBCONTRACT of the other party.

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ARTICLE 3: COMPENSATION/TERMS OF PAYMENT:

3.1 As full consideration for the complete, satisfactory and timely performance by SUBCONTRACTOR of the Work contemplated by this SUBCONTRACT in strict accordance with the requirements hereof, CONTRACTOR shall pay to SUBCONTRACTOR as agreed upon in Exhibit B.

3.2      Amount of Subcontract: $1,000,000 Estimate

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ARTICLE 4: SUBCONTRACT DOCUMENTS:

4.1 This SUBCONTRACT shall consist of the following documents ("SUBCONTRACT Documents") which are acknowledged by SUBCONTRACTOR and incorporated herein by this reference:

[X]          EXHIBIT A- STATEMENT OF WORK
[X]          EXHIBIT B- PAYMENT SCHEDULE
[X]          EXHIBIT C- GENERAL CONDITIONS
[X]          EXHIBIT D- INSURANCE SPECIFICATIONS

4.2 This document and the documents referenced in sections 4.1 constitute the entire SUBCONTRACT between CONTRACTOR and SUBCONTRACTOR and supersede all prior and contemporaneous negotiations, statements, representations, SUBCONTRACTS, letters of intent, awards, or proposals, either written or oral. This SUBCONTRACT may be modified only by a written instrument signed by both parties.

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AGREED ON BEHALF OF Hi Energy

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SIGNATURE: /s/ Dr. Bogdan C. Maglich       DATE:

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PRINT NAME & TITLE Dr. Bogdan C. Maglich Chairman & Chief Scientist
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4.3 In the event of any inconsistency between the provisions of the SUBCONTRACT
Documents, the inconsistency shall be resolved by giving precedence in the order listed below.

         1 SUBCONTRACT Cover Page
         2 Exhibit A, Scope of Work
         3 Exhibit C, General Conditions

4.4 The Effective Date shall commence on the date this SUBCONTRACT is bi-laterally signed and shall be the date as of which all SUBCONTRACT Documents and provisions thereof have reference for purposes of coordination of their meaning and effect. The price relates to the Work as described in the Contract Document in their condition on that date.
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 AGREED ON BEHALF OF SIEMENS MAINTENANCE SERVICES, LLC:
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 SIGNATURE: /s/ Dave Patterson        DATE:
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 PRINT NAME & TITLE:  Dave Patterson, VP & General Manager

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SIEMENS MAINTENANCE SERVICES, LLC
STATEMENT OF WORK  - EXHIBIT A


Article 1:        SCOPE OF WORK

1.1 The Work : The Work under this SUBCONTRACT shall be solely as described in this Article 1.

      1.1.1 SERVICES TO BE PERFORMED BY SUBCONTRACTOR: Installation, repair and preventive maintenance, including after market service, of Hi-Energy, Inc. products. SUBCONTRACTOR'S work shall include trouble-shooting, repair and/or replacement of electronic, mechanical, safety and / or general components of the equipment to meet or exceed manufacturers specifications.

      However, SUBCONTRACTOR repair(s) or maintenance will not extend beyond the product. This includes, but is not limited to flooring, ceilings, furniture, cabinets, supports, shells or fixtures supporting, surrounding or attached to the CONTRACTOR Equipment; or any electrical or communications wiring, ductwork, conduit, outlets, fixtures, backbones, distribution centers or devices attached to buildings, structures or other equipment.

      As the service arm for Hi-Energy, SUBCONTRACTOR shall have exclusive rights to the installation and maintenance of the Hi-Energy products. The foregoing sentence notwithstanding, nothing herein shall preclude CONTRACTOR from performing the same or similar services with its own employees or as otherwise contemplated by Article 1.4 of Service SUBCONTRACT No. 7600-04-C-0002.

1.2 TRAINING: CONTRACTOR will supply to SUBCONTRACTOR equipment training and certifications to maintain and repair security door products as defined in
      1.1.1 of Exhibit A on CONTRACTOR'S Products.

      1.2.1 CONTRACTOR will provide equipment training, certifications and technical information as required and SUBCONTRACTOR will treat this information as strictly confidential information. CONTRACTOR shall conduct up to 8 regional training sessions at sites to be reasonably agreed upon by and between CONTRACTOR and SUBCONTRACTOR. SUBCONTRACTOR shall bear all costs and expenses for the regional sites and for its employees and/or hirees attending the training sessions.

      1.2.2 CONTRACTOR will provide equipment, training, certifications, and technical information for SUBCONTRACTOR to perform work to the following designated levels.

            1.2.2.1 Level 1: Operating the Equipment Training

            This will include training, training documentation and specifications required to operate the basic functions of the specific product.

            1.2.2.2 Level 2: Visual, Mechanical and Electronics maintenance and repair

            This will include training, training documents and specifications required to do visual, mechanical and electrical inspection, troubleshooting and replacement of appropriate parts.(I.E. Powering up equipment, PC board sub assemblies and power supplies). SUBCONTRACTOR shall be obligated to supply its employees, agents and assigns with the necessary equipment to carry out its duties under this SUBCONTRACT

            1.2.2.3 Level 3: Technical Field Verification

            This will include all training, training documents and specifications required to perform Field Verifications and all associated calibrations of CONTRACTOR'S Products. SUBCONTRACTOR shall be obligated to supply its employees, agents and assigns with the necessary equipment to carry out its duties under this SUBCONTRACT.

      1.2.3 Training Schedule shall be agreed upon by both parties with enough advanced notice to make reasonable travel and accommodation arrangements.

            1.2.3.1 CONTRACTOR will provide training and technical information to SUBCONTRACTOR for Level 1, Level 2 and Level 3 as defined in 1.2.2.1, 1.2.2.2. and 1.2.2.3 as mutually agreed to by both parties.

      1.2.4 Limitations

            1.2.4.1 Notwithstanding the foregoing, CONTRACTOR shall be obligated only to provide one Master set of training documentation and specifications and technical information in satisfaction of its obligations set forth in 1.2.1 and the provisions there under. SUBCONTRACTOR will be obligated to reproduce all such materials at its own expense to outfit properly its employees, agents and assigns. All expenses of attending any training session conducted by or for CONTRACTOR shall be borne by SUBCONTRACTOR.


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1.3   TECHNICAL SUPPORT: CONTRACTOR will provide telephone technical support on a 24/7/365 basis.

1.4 PARTS: Repair, replacement or consumable parts (collectively "CONTRACTOR Parts") necessary or advisable to perform the above described services shall be procured and provided to SUBCONTRACTOR by CONTRACTOR in such reasonable quantities and within such time as shall allow SUBCONTRACTOR to accomplish its obligations under this SUBCONTRACT.

      1.4.1 CONTRACTOR shall provide parts to SUBCONTRACTOR on a consignment basis. SUBCONTRACTOR will maintain the appropriate controls and processes to maintain the CONTRACTOR Parts in like new condition.

      1.4.2 CONTRACTOR will provide a recommended list of CONTRACTOR Parts to SUBCONTRACTOR.

            1.4.2.1 CONTRACTOR shall forward maintenance parts by overnight
                  FedEx or similar service as coordinated by the parties. The parties shall jointly review this program at least annually to consider any changes that may be necessary or advisable to accomplish the intents and purposes of this SUBCONTRACT.

            1.4.2.2 CONTRACTOR will assume all responsibility for shipment of product (whole unit & piece parts) to include the packaging, crating and transportation to and from each installation site.

Article 2:        ENGAGEMENT OF SMS

      2.1 SMS shall commence work based upon authorization from the appropriate CONTRACTOR representative and all work performed will be in respect to the terms and conditions of this SUBCONTRACT.

      2.2 Authorization will consist of a numbered work order issued to SMS to commence work and the number of the work order must be included on SMS's invoices.

      2.3 Contractor is engaged and will continue to train SMS Technicians in the servicing and maintenance of the Contractor products. SMS agrees that once the technicians are trained they will not commence work on any CONTRACTOR equipment unless authorized be appropriate CONTRACTOR representatives.



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SIEMENS MAINTENANCE SERVICES, LLC
PAYMENT SCHEDULE  - EXHIBIT B

Article: 1.0      SUBCONTRACT PRICE

CONTRACTOR agrees to pay SUBCONTRACTOR in accordance with the following schedule:

      1.1 Labor shall be paid to SUBCONTRACTOR at $88.00 per hour. All other labor rates for overtime, holidays, etc. shall be based off this rate.

      1.2 CONTRACTOR agrees to provide trainer(s) and training material at no cost to SUBCONTRACTOR. SUBCONTRACTOR will pay for expenses to send Technicians to training site.

      1.3 Travel and Expenses will be billed at Cost plus 10% for administration.


Article: 2.0      INVOICES

      2.1 Properly completed invoices will be payable within 30 days of receipt . Invoices should be sent to:

                           Hi Energy Technologies
                           Attn: Accounts Payable
                           1601 B. Alton Parkway
                           Irvine, CA 92606



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SIEMENS MAINTENANCE SERVICES, LLC
GENERAL CONDITIONS - EXHIBIT C

Article 1:  General

1.1 (a) The SUBCONTRACT constitutes the entire, complete and exclusive SUBCONTRACT between the parties relating to the services to be provided by SUBCONTRACTOR as described in Exhibit A (such services collectively referred to as "Work") and shall supersede and cancel all prior SUBCONTRACTS and understandings, written or oral, relating to the subject matter of the SUBCONTRACT. Neither party may assign the SUBCONTRACT or any rights or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld, except that either party may assign this SUBCONTRACT to its affiliates, successors and/or assigns and either party may grant a security interest in the SUBCONTRACT; assign proceeds of the SUBCONTRACT; and/or use subcontractors in performance of the Work.

(b) The terms and conditions of this SUBCONTRACT shall not be modified or rescinded except in writing, signed by an authorized representative of CONTRACTOR and SUBCONTRACTOR. SUBCONTRACTOR' and CONTRACTOR'S performance under this SUBCONTRACT is expressly conditioned on the terms of this SUBCONTRACT, notwithstanding any different or additional terms contained in any writing at any time submitted or to be submitted to SUBCONTRACTOR by CONTRACTOR relating to the Work.

(c) Nothing contained in this SUBCONTRACT shall be construed to give any rights or benefits to anyone other than the CONTRACTOR and SUBCONTRACTOR without the express written consent of both parties. All provisions of this SUBCONTRACT allocating responsibility or liability between the parties shall survive the completion of the Work and termination of this SUBCONTRACT. 1.2 In the event of a dispute between the parties, SUBCONTRACTOR agrees to continue to perform it's Work under protest provided CONTRACTOR continues to pay for Work not in dispute. SUBCONTRACTOR shall perform all other work under this SUBCONTRACT and all other rights and duties between the parties shall continue.

Article 2:  SERVICES BY SUBCONTRACTOR

2.1 SUBCONTRACTOR will perform the Work expressly described in this SUBCONTRACT and in any work release documents or change orders that are issued under this SUBCONTRACT and signed by both parties. The Work performed by SUBCONTRACTOR shall be conducted in a manner consistent with the degree of care and skill ordinarily exercised by reputable companies performing the same or similar Work in the same locale acting under similar circumstances and conditions.

2.2 SUBCONTRACTOR is not required to conduct safety, reacceptance or other tests, install new devices or equipment or make modifications to any Equipment beyond the Scope set forth in this SUBCONTRACT. Any CONTRACTOR request to change the Scope or the nature of the Work must be in the form of a mutually agreed change order, effective only when executed by all parties hereto.

2.3 CONTRACTOR acknowledges that SUBCONTRACTOR, in the normal conduct of its business, may use concepts and improved skills and know-how developed while performing other contracts. CONTRACTOR acknowledges the benefit which may accrue to it though this practice, and accordingly agrees that anything in this SUBCONTRACT notwithstanding SUBCONTRACTOR may continue, without payment of a royalty, this practice of using concepts and improved skills and know-how developed while performing this SUBCONTRACT. SUBCONTRACTOR shall be responsible for any portion of the Work performed by any subcontractor of SUBCONTRACTOR. CONTRACTOR shall not have any responsibility, duty or authority to direct, supervise or oversee any employees or contractors of SUBCONTRACTOR or their work or to provide the means, methods or sequence of their work or to stop their work. SUBCONTRACTOR' work and/or presence at a site shall not relieve others of their responsibility to CONTRACTOR or to others. SUBCONTRACTOR shall not be liable for the failure of CONTRACTOR'S employees, contractors or others to fulfill their responsibilities, and CONTRACTOR agrees to indemnify, hold harmless and defend SUBCONTRACTOR against any claims arising out of such failures. CONTRACTOR shall not be liable for the failure of SUBCONTRACTOR' employees, contractors or others to fulfill their responsibilities, and SUBCONTRACTOR agrees to indemnify, hold harmless and defend CONTRACTOR against any claims arising out of such failures. SUBCONTRACTOR shall not delegate or assign any of its responsibilities under this SUBCONTRACT to any other party without CONTRACTOR'S prior written consent.

Article 3:  PREFERRED PROVIDER

The parties hereby agree that SUBCONTRACTOR shall be the Exclusive Service Provider to CONTRACTOR for the current products and additional products for the term of this SUBCONTRACT, including any extensions hereof. The foregoing sentence notwithstanding, nothing herein shall preclude CONTRACTOR from performing the same or similar services with its own employees. SUBCONTRACTOR'S services include, but are not limited to, repair, maintenance and installation. In the event that SUBCONTRACTOR can not or does not meet a specific service/maintenance requirement and CONTRACTOR must either self perform or dispatch a third party, CONTRACTOR agrees to notify SUBCONTRACTOR, in writing, so that SUBCONTRACTOR can take the proper steps to rectify the situation in order to perform said service in the future.

Article 4: RESPONSIBILITIES OF CONTRACTOR 4.1 CONTRACTOR without cost to the SUBCONTRACTOR shall:

(a) Designate a contact person with authority to make decisions for CONTRACTOR regarding the Work and provide SUBCONTRACTOR with information sufficient to contact such person in an emergency;

(b) Provide required equipment training, training facilities, training materials, certifications and required refresher training as may be reasonably necessary or advisable to enable SUBCONTRACTOR to perform the Work in Exhibit A.

(c) Provide or arrange for 24 hour, 7 day per week access and make reasonable provisions for SUBCONTRACTOR to enter a Site where Work is to be performed.

(d) If applicable, Furnish SUBCONTRACTOR with blueprints, surveys, legal descriptions, waste management plans, Material Safety Data Sheets (MSDS) and all other available information pertinent to the Work and any site where the Work is to be performed as may be reasonably requested by SUBCONTRACTOR.

(e) Promptly notify SUBCONTRACTOR of any unusual or materially changed operating conditions, hours of usage, system malfunctions or building alterations of which CONTRACTOR is aware and that may affect the Work.

(f) Comply with all laws and provide any notices required to be given to any government authorities in connection with the Work, except such notices SUBCONTRACTOR has expressly agreed in writing to give; and provide to SUBCONTRACTOR the training and CONTRACTOR Parts provided for in Exhibit A.

Article 5:  COMMUNICATIONS & NOTICES

5.1 All inquiries SUBCONTRACTOR may have concerning this SUBCONTRACT shall be made to CONTRACTOR.

5.2 Notices of changes, deficiencies, delays, claims or disputes shall be in writing delivered within 20 business days of occurrence or discovery of same, and shall furnish full information to the extent available. The party notified will acknowledge receipt by endorsement of a copy if requested or will otherwise confirm receipt in writing. Sufficient Notice shall be deemed to have been given if made by express courier or mailing via Registered or Certified Mail postage prepaid to the address shown on page 1 of this SUBCONTRACT.

5.3 Neither party shall use or release any advertisement, notice, press release or publicity depicting or describing the Work of SUBCONTRACTOR, CONTRACTOR or Customer at any time, whether before, during or after completion of the Work, without the express prior written consent of the other parties. Such consent shall not be unreasonably withheld by any of the parties.


Article 6:  CHANGES

6.1 As the Work is performed, conditions may change or circumstances outside SUBCONTRACTOR' reasonable control (including changes of law) may develop which requires SUBCONTRACTOR to incur or expend additional costs, effort or time to complete the Work, in which case SUBCONTRACTOR will notify CONTRACTOR and an equitable adjustment will be made to the compensation and time for performance. In the event conditions or circumstances require Work to be suspended or terminated, SUBCONTRACTOR shall be compensated for Work performed and for costs reasonably incurred in connection with the suspension or termination.

Article 7: COMPENSATION

7.1 SUBCONTRACTOR shall be compensated for the Work as set forth in Exhibit B.

7.2 SUBCONTRACTOR shall invoice CONTRACTOR as provided in Exhibit B. Invoices are and payable within 30 calendar days of receipt by CONTRACTOR or as otherwise set forth in Exhibit B. If any proper payment is not received within thirty days after the date of the applicable invoice, SUBCONTRACTOR may deem CONTRACTOR to be in breach hereof and may enforce any remedies available to it hereunder or at law. Any amount not paid past 15 days of the date due shall accrue interest from the date due, until paid, at the then applicable Treasury rate. CONTRACTOR shall reimburse SUBCONTRACTOR SUB-CONTRACTOR'S costs and expenses (including reasonable attorneys' and witnesses' fees) incurred for collection under this SUBCONTRACT. In the event CONTRACTOR questions any portion or all of an invoice, it shall notify SUBCONTRACTOR in writing of the amount in question and the reason for its disagreement within 21 days of receipt of the invoice. The unquestioned portion shall be paid when due. No interest shall accrue on any unpaid portion so long as such amounts relate to improperly prepared invoice(s).

7.3 Except to the extent expressly agreed in herein, SUBCONTRACTOR'S fees do not include any taxes, excises, fees, duties or other government charges related to the Work, and CONTRACTOR shall pay such amounts or reimburse SUBCONTRACTOR for any amounts it pays. If CONTRACTOR claims a tax exemption or direct payment permit, it shall provide SUBCONTRACTOR with a valid exemption certificate or permit and indemnify, defend and hold SUBCONTRACTOR harmless from any taxes, costs and penalties arising out of same.


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Article 8:  CONFIDENTIAL AND/OR PROPRIETARY INFORMATION

8.1 Each party acknowledges that it will have access to, be making use of, acquiring and/or adding to confidential business information of special and unique value including, but not limited to, trade secrets of the other party, in connection with provision of the services under this SUBCONTRACT (collectively, the "Confidential Information"). The parties agree that neither party will, during or after the Term, copy, disclose, distribute or make use of any Confidential Information for its own benefit or for the benefit of a business or entity other than the other party to this SUBCONTRACT without the prior written consent of such party and shall maintain the confidentiality of the Confidential Information. At the request of the disclosing party, the receiving party shall return to the disclosing party all memoranda, notes, copies, drawings, abstracts, records or other documents, and all copies thereof, concerning any Confidential Information. Subject to applicable laws, the provisions of the confidential treatment of the Confidential Information shall not apply to any such information which is (i) or becomes publicly known through no wrongful act of the receiving party; (ii) rightly received by the receiving party from a third party; (iii) approved for such use or disclosure by the disclosing party in writing; (iv) independently developed by the receiving party; or (v) required to be disclosed to any governmental agency or is required by any subpoena, summons, order or other judicial process, provided however that the receiving party shall give at least fourteen days written notice to the other party prior to disclosing such information.

8.2 CONTRACTOR and SUBCONTRACTOR shall ensure that each of its employees, independent contractors and/or subcontractors privy to this SUBCONTRACT or involved in any way with this SUBCONTRACT shall comply with the obligations of confidentiality imposed by this Section. In applicable situations, SUBCONTRACTOR will execute a confidentiality SUBCONTRACT with independent contractors and/or subcontractors, which will provide CONTRACTOR the full protection of information as provided herein. SUBCONTRACTOR shall be fully responsible for the actions of its employees, independent contractors, and subcontractors. Use of subcontractors or independent contractors to perform work related to this SUBCONTRACT shall be subject to CONTRACTOR'S prior written approval.

8.3 The provisions of this Section shall survive the termination or expiration of this SUBCONTRACT.


Article 9:  FORCE MAJEURE

9.1 Neither party shall be responsible for loss, delay, injury, damage or failure of performance that may be caused by circumstances beyond its control, including but not limited to Acts of God, war, civil commotion, terrorism, acts or omissions of government authorities, fire, theft, corrosion, flood, water In the event of damage, lightning, freeze-ups, strikes, lockouts, riots, explosions, quarantine restrictions, delays in transportation. Any such circumstances, CONTRACTOR or SUBCONTRACTOR, as the case may be, shall be excused from performance of the Work and the time for performance shall be extended by a period equal to the time lost plus a reasonable recovery period.


Article 10:  ALLOCATION OF RISK

10.1 SUBCONTRACTOR shall indemnify, defend and hold CONTRACTOR, Customer and each of their respective affiliates. and all of their respective employees, agents harmless from any and all losses, damages, settlements, costs, charges, expenses or liabilities of every kind or character, including reasonable attorneys' and witness' fees and other costs of defense and settlement, arising out of or relating to any and all claims, liabilities, losses, fines, penalties, liens, demands, obligations, actions, proceedings, or causes of action of every kind arising, including but not limited to death or injury to any person, destruction or damage to any property, or contamination or adverse effect upon natural resources or the environment, arising, in whole or part, out of any, but only to the extent caused directly by: (1) failure of SUBCONTRACTOR, its employees, agents or subcontractors to comply with any law, ordinance, regulation, rule or order of any governmental or regulatory body including those dealings with health, safety or the environment; (2) improper, substandard, or inadequate performance or non-performance of this SUBCONTRACT, including any submission of deficient cost or pricing data; or (3) any negligent or wrongful act or omission of SUBCONTRACTOR, its employees, agents, suppliers or subcontractors.

10.2 Anything herein notwithstanding, in no event shall either party be responsible under this SUBCONTRACT for incidental, consequential, punitive, exemplary or special damages, including without limitation lost profits, loss of use and/or lost business opportunities, whether arising in warranty, late or non-delivery of any Work, tort, contract or strict liability, and regardless of whether either party has been advised of the possibility of such damages.

10.3 In any event, SUBCONTRACTOR' aggregate liability for any and all claims, losses or expenses (including attorneys fees) arising out of this SUBCONTRACT, or out of any Work furnished under this SUBCONTRACT, whether based in contract, negligence, strict liability, agency, warranty, trespass, indemnity or any other theory of liability, shall be limited to the lesser of $1,000,000 or the total compensation received by SUBCONTRACTOR from CONTRACTOR under this SUBCONTRACT. SUBCONTRACTOR reserves the right to control the defense and settlement of any claim for which CONTRACTOR has an obligation to indemnify hereunder.

10.4 SUBCONTRACTOR'S limitations of liability in the Sections 10.2 and 10.3 above shall not apply to claims arising out of the breach of confidentiality obligations under Section 8 herein or claims arising from gross negligence or willful misconduct of SUBCONTRACTOR.


Article 11:  LIMITATIONS OF MAINTENANCE OR SERVICE OBLIGATIONS

11.1 SUBCONTRACTOR will not be responsible for the maintenance, repair or replacement of, or Services necessitated by reason of: (a) non-maintainable, non-replaceable, or obsolete parts of the Equipment, or (b) negligence, abuse, misuse, improper or inadequate repairs or modifications, improper operation, lack of operator maintenance or skill, corrosion, erosion, improper or inadequate service by others, electrolytic action, chemical action, failure to comply with manufacturer's operating and environmental requirements, Acts of God, or other reasons beyond its control. SUBCONTRACTOR assumes no responsibility for any service performed on any Equipment other than by SUBCONTRACTOR or its agents.


Article 12:  PROPRIETARY RIGHTS

12.1 CONTRACTOR and SUBCONTRACTOR shall mutually defend, indemnify and hold each other their, Customers and each of their respective affiliates, and all of their respective employees, agents harmless from any and all losses, damages, settlements, costs, charges, expenses or liabilities of every kind or character, including reasonable attorney's and witness fees and other costs of defense and settlement, arising out of or relating to any claim of infringement of any patent, copyright of proprietary right involving any Work furnished hereunder


Article 13:  EMPLOYMENT PRACTICES

13.1 SUBCONTRACTOR shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age or any reason prohibited by law. SUBCONTRACTOR shall comply with Executive Order 11246, or any amendment, replacement or counterpart thereof. Both CONTRACTOR and SUBCONTRACTOR agree to not recruit or hire the employees of the other party without express, written concurrence from the signatory of the other party. This provision shall apply for a period of 24 months after the end of this SUBCONTRACT.


Article 14:  WARRANTY

14.1 SUBCONTRACTOR warrants that labor for all Work under this SUBCONTRACT is warranted to be free from defects in workmanship for 30 days after the work is performed. 14.1.1(a) The limited warranties set forth above shall be void as to, and shall not apply to, any Work (i) repaired or altered by any person other than SUBCONTRACTOR or its authorized representative; or (ii) subjected to unreasonable or improper use or storage operated other than per CONTRACTOR'S or the manufacturer's instructions, or otherwise subjected to improper maintenance, negligence or accident;.

(b) Any claim under the limited warranty granted above must be made in writing to SUBCONTRACTOR within thirty (30) days after discovery of the claimed defect. Such limited warranty only extends to CONTRACTOR and not to any subsequent owner of the Work. In addition to any other remedies CONTRACTOR may have under this SUBCONTRACT, at law or in equity, for any Work not conforming with this limited warranty is limited to, at CONTRACTOR'S option, CONTRACTOR may require re-performance of the defective portion of the Work, or, to the extent previously paid, the issuance of a credit or refund for the original purchase price of such defective component or potion of the Work not to exceed $10,000.


Article 15:  INSURANCE

15.1 At all times during the term of this SUBCONTRACT, SUBCONTRACTOR shall provide and maintain the insurance required by Exhibit D. SUBCONTRACTOR shall not be required or otherwise obligated to perform any Work unless and until such insurance is in place and confirmed to CONTRACTOR in writing by an original Certificate of Insurance conforming with Exhibit D, if requested by the CONTRACTOR.


Article 16:  HEADINGS AND SEVERABILITY

16.1 The headings in the SUBCONTRACT, Exhibits and attachments thereto are for quick reference only and are not to be construed as a part of this SUBCONTRACT.

16.2 If any provision of this SUBCONTRACT is determined to be invalid under any applicable law, such decision shall not affect the remaining portion, which remaining portion shall continue in full force and effect as if it had been executed with the invalid portion eliminated.


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Article 17: HAZARDOUS MATERIALS

17.1 The Work does not include directly or indirectly performing or arranging for the detection, testing, handling, storage, removal, treatment, transportation, disposal, monitoring, abatement or remediation of any contamination of any Site at which Work is performed Except as expressly disclosed pursuant to this Article, CONTRACTOR represents and warrants that there are no Hazardous Materials present at locations where the Work is to be performed. SUBCONTRACTOR will notify CONTRACTOR immediately if it discovers or reasonably suspects the presence of any previously undisclosed Hazardous Material. All Work has been priced and agreed to by SUBCONTRACTOR in reliance on CONTRACTOR'S representations as set forth in this Article. The discovery or reasonable suspicion of Hazardous Materials or hazardous conditions at a Site where SUBCONTRACTOR is to perform Work or Hazardous Materials not previously disclosed pursuant to this Article shall entitle SUBCONTRACTOR to suspend the Work immediately, subject to mutual SUBCONTRACT of terms and conditions applicable to any further Work, or to terminate the Work and to be paid for Work previously performed.

17.2 CONTRACTOR warrants that, prior to the execution of the SUBCONTRACT, it notified SUBCONTRACTOR in writing of any and all Hazardous Materials present, potentially present or likely to become present at the Site and provided a copy of any Site safety policies and information, including but not limited to lock-out and tag procedures, chemical hygiene plan, material safety data sheets, and other items covered or required to be disclosed or maintained by federal, state, or local laws, regulations or ordinances.

17.3 Regardless of whether or not the Hazardous Material was disclosed pursuant to this Article, CONTRACTOR shall be solely responsible for properly testing, abating, encapsulating, removing, disposing, remedying or neutralizing such Hazardous Materials, and for the costs thereof. Even if an appropriate change order has been entered into pursuant to this Article, SUBCONTRACTOR shall have the right to stop the Work until the Site is free from Hazardous Materials. In such event, SUBCONTRACTOR will receive an equitable extension of time to complete the Work, and compensation for delays caused by Hazardous Materials remediation. In no event shall SUBCONTRACTOR be required or construed to take title, ownership or responsibility for such Hazardous Materials. SUBCONTRACTOR shall sign any required waste manifests in conformance with all government regulations, listing CONTRACTOR as the generator of the waste. If someone other than CONTRACTOR is the generator of the waste, CONTRACTOR shall arrange for such other person to sign such manifests.

17.4 In accordance herewith, the CONTRACTOR has expressly disclosed and the SUBCONTRACTOR acknowledges that the CONTRACTOR'S products contain a sealed source radiation device that is considered hazardous materials.


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SIEMENS MAINTENANCE SERVICES, LLC
INSURANCE SPECIFICATIONS - EXHIBIT D

Unless otherwise specified in this SUBCONTRACT, the SUBCONTRACTOR shall, at its sole expense, maintain in effect at all times during performance of the Work insurance coverage with limits as set forth below with insurers and in forms of policies satisfactory to CONTRACTOR.


Article 1:  COVERAGES:

1.1 WORKER'S COMPENSATION INSURANCE

Minimum Amounts and Limits as prescribed by applicable law. If there is an exposure of injury to SUBCONTRACTOR'S employee under the U.S. Longshoremen's and Harbor Worker's Compensation Act, the Jones Act or under laws, regulation or statutes applicable to maritime employees, coverage shall be provided for same.

1.2 EMPLOYER'S LIABILITY INSURANCE (AND, WHERE APPLICABLE, STOP GAP EXTENDED PROTECTION ENDORSEMENT) Limits of liability shall be:

         $1,000,000 per occurrence  $1,000,000 Each Employee

1.3 GENERAL LIABILITY INSURANCE

(a) SUBCONTRACTOR shall carry, in the Occurrence Coverage Form, Comprehensive General Liability or Commercial General Liability, insurance covering all operations by or on behalf of the SUBCONTRACTOR providing insurance for bodily injury and property damage with limits of liability stated below and including coverage for:

o     Products and Completed Operations

o Contractual Liability insuring the obligations assumed by the SUBCONTRACTOR in this SUBCONTRACT

o     Broad Form Property Damage (including Completed Operations)

o     Installation Floater or Builders All Risk coverage

o     Explosion, Collapse and Underground Hazards

o     Personal Injury Liability

(b)   Limits of Liability shall be:

(1) If Comprehensive General Liability insurance, limits of liability shall be: $1,000,000 Each Occurrence & Aggregate

(2) If Commercial General Liability insurance, the limits of liability shall be: $1,000,000 Each Occurrence Limit $1,000,000 Personal Injury Limit

Article 2: SUBCONTRACT WORK COVERAGE

2.1 SUBCONTRACTOR is maintaining insurance on behalf of CONTRACTOR insuring against loss or damage to the Work or to any other property of CONTRACTOR unless otherwise specifically stated herein. If SUBCONTRACTOR maintains insurance against physical loss or damage to SUBCONTRACTOR'S equipment and tools, such insurance shall include a waiver of subrogation rights in favor of CONTRACTOR, and their respective subsidiaries, affiliates, officers, directors and employees.

Article 3: NON-LIMITATION OF LIABILITY

3.1 The requirements contained herein as to types and limits, as well as CONTRACTOR'S approval of insurance coverage to be maintained by SUBCONTRACTOR are not intended to and shall not in any manner limit or qualify the liabilities and obligations assumed by SUBCONTRACTOR under the SUBCONTRACT and are not intended as a statement or recommendation of the adequacy of insurance coverage's to be maintained by the SUBCONTRACTOR.

Article 4: ADDITIONAL INSURED STATUS

4.1 CONTRACTOR, and their respective subsidiaries, or affiliates, officers, directors and employees shall be endorsed as Named Additional Insured's under all insurance policies and coverage's maintained by or required to be maintained by SUBCONTRACTOR pursuant to the SUBCONTRACT, excluding only Worker's Compensation and Employer's Liability policies. Each policy shall provide that it is primary insurance as regards the named additional insured's and contain a cross-liability or severability of interest clause.

Article 5: WAIVER OF SUBROGATION

5.1 Each of the insurance policies and coverage's maintained by or required to be maintained by SUBCONTRACTOR by this SUBCONTRACT, without exception, shall contain a waiver of subrogation in favor of CONTRACTOR and their respective subsidiaries, affiliates, officers, directors and employees to the extent permitted by the terms of the respective insurance policies without additional premium to be paid by SUBCONTRACTOR.

Article 6: CERTIFICATES OF INSURANCE

6.1 The SUBCONTRACTOR shall deliver signed original Certificates of Insurance to CONTRACTOR within ten (10) days of request from the CONTRACTOR as evidence that policies providing such coverage and limits of insurance are in full force and effect. Failure to deliver the required insurance certificates shall be grounds for termination of the SUBCONTRACT without further notice by CONTRACTOR or at CONTRACTOR'S sole election, CONTRACTOR may obtain the necessary coverage at SUBCONTRACTOR'S expense, the cost of which shall be offset against any sums owing or to be owed by CONTRACTOR to SUBCONTRACTOR. Certificates shall provide that not less than thirty (30) days advance notice will be given in writing to CONTRACTOR prior to cancellation, termination or material alteration of said policies of insurance. Certificates shall identify on their face the SUBCONTRACT TITLE and the applicable SUBCONTRACT Number. Each insurance certificate shall require that the insurance company provide 30 days advance notice to CONTRACTOR of any cancellation of or material change in the policy or coverage's identified on the certificate and provided by the insurer.

Article 7: BEST RATING

7.1 All insurance companies must be "BEST's" rated "A" or better; qualified to do business in the state of the Work; and otherwise acceptable to CONTRACTOR.

Article 8: NON-WAIVER

8.1 Receipt or failure to receive any Certificate of Insurance for any of the required insurance coverage's and limits shall not act or be construed as an approval of SUBCONTRACTOR'S insurance or as a release or waiver of SUBCONTRACTOR'S obligation to provide any or all of the insurance coverage's and limits required herein. No delay or failure in declaring any default or in enforcing any such requirements, and no course of dealings between the CONTRACTOR and the SUBCONTRACTOR, or any other person or entity shall constitute a waiver of any requirement, or in any way or manner prejudice, impair, diminish or restrict any right, power or remedy available to CONTRACTOR.

Article 9: CERTIFICATE DELIVERY

9.1 The SUBCONTRACTOR shall deliver the original of the Certificate of Insurance, naming CONTRACTOR as the Certificate Holder, to the CONTRACTOR'S Designated Representative.


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